Exhibit 99.1

TWIN HOSPITALITY GROUP INC. REPORTS FISCAL SECOND QUARTER 2025 FINANCIAL RESULTS
Hosting conference call and webcast today at 5:15 PM ET

DALLAS (July 30, 2025) – Twin Hospitality Group Inc. (NASDAQ: TWNP) (“Twin Peaks” or the “Company”) today reported financial results for the fiscal second quarter ended June 29, 2025.

“I am honored to join Twin Hospitality Group as Chief Executive Officer, bringing three decades of leadership experience in the restaurant industry. Since stepping into the role in May, I have spent time in the field listening to our teams, understanding the business firsthand and shaping a focused strategy for growth. While our second quarter results reflect some short-term pressure, we are acting with urgency around six clear priorities: focusing on the fundamentals of great operations, reducing complexity and eliminating redundant systems, sharpening cost discipline across the business, streamlining and strengthening our menu offerings, taking a measured, market-informed approach to pricing and positioning the company to continue its dynamic growth. These steps are the foundation for improving execution, rebuilding momentum and delivering long-term value,” said Kim Boerema, Chief Executive Officer and President of Twin Hospitality Group Inc.

“Our development pipeline remains a key asset as we execute our long-term growth strategy. We are on track to open a franchised Twin Peaks lodge in Fayetteville, North Carolina by year-end, our third conversion from Smokey Bones to Twin Peaks, with two additional company-owned conversions planned for early 2026. Notably, our converted locations deliver significantly higher volumes than they generated as Smokey Bones. With nearly 100 signed franchise agreements and continued strong demand from existing partners, we remain confident in our ability to expand efficiently and deliver attractive returns through both new builds and conversions,” said Ken Kuick, Chief Financial Officer of Twin Hospitality Group Inc.

Highlights for Fiscal Second Quarter 2025

•Total revenue decreased 4.1% to $87.8 million compared to $91.6 million
◦Twin Peaks system-wide sales increased 0.3%
◦Twin Peaks same-store sales declined 4.4%
•Loss from operations of $11.6 million compared to income from operations of $1.4 million
•Net loss of $20.8 million compared to $10.7 million
•Restaurant contribution margin(1) of 11.8% (Twin Peaks 17.7% and Smokey Bones 4.9%) compared to 13.4% (Twin Peaks 18.0% and Smokey Bones 9.0%)
•Adjusted EBITDA(1) of $5.2 million compared to $7.0 million
(1)Restaurant contribution margin and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures.” Reconciliations of operating income (loss) to restaurant contribution margin and net loss to adjusted EBITDA are included in the accompanying financial tables.

Summary of Second Quarter 2025 Financial Results
Total revenue decreased $3.7 million, or 4.1%, in the fiscal second quarter of 2025, to $87.8 million compared to $91.6 million in the same fiscal period of 2024, driven by the closure of five underperforming Smokey Bones locations, the temporary closure of one Smokey Bones location for conversion into a Twin Peaks lodge and lower same-store sales, partially offset by revenues generated by our new Twin Peaks lodges.
Costs and Expenses

Food and beverage cost decreased $1.4 million, or 6.1%, to $21.5 million, compared to $22.9 million in the same period of the prior year, primarily due to lower same store sales, partially offset by increases in the price of food ingredients. As a percentage of restaurant sales, food and beverage cost was 27.1% in 2025 compared to 27.4% in 2024.

Labor and benefits cost decreased $1.1 million, or 4.3%, to $25.3 million, compared to $26.4 million in the same period of the prior year, primarily due to lower same store sales, partially offset by wage inflation. As a percentage of restaurant sales, labor and benefits cost was 31.8% in 2025 compared to 31.6% in 2024.

Other Expense, Net

Other expense, net was $11.3 million in the second quarter of 2025, compared to $12.2 million in the same period of the prior year, and in each year, other expense, net consisted primarily of interest expense.
Key Financial Definitions
New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.
Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open and in the Twin Hospitality Group system for at least eighteen months. For stores that were temporarily closed, sales in the current and prior period are adjusted accordingly. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months.
System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores.
Conference Call and Webcast
Twin Hospitality Group Inc. will host a conference call and webcast to discuss its fiscal second quarter 2025 financial results today at 5:15 PM ET. Hosting the conference call and webcast will be Kim Boerema, Chief Executive Officer and President, and Ken Kuick, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-877-407-0792 from the U.S. or 1-201-689-8263 internationally. A replay will be available after the call until Wednesday, August 13, 2025, and can be accessed by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 internationally. The passcode is 13754155. The webcast will be available at www.twinpeaksrestaurant.com under the “Investors” section and will be archived on the site shortly after the call has concluded.
About Twin Hospitality Group Inc.

Twin Hospitality Group Inc. (NASDAQ: TWNP) is a restaurant company that strategically develops and operates and franchises specialty casual dining restaurant concepts with a goal to redefine the casual dining category with its experiential driven brands, Twin Peaks and Smokey Bones. Twin Peaks, known as the ultimate sports lodge, is an award-winning restaurant and sports bar brand with 114 locations across 27 states and Mexico and is known for its made-from-scratch food, 29-degree draft beer, innovative cocktail program and sports on wall-to-wall televisions. Smokey Bones is a full-service, meat-centric restaurant brand and concept with 51 locations, across 16 states specializing in ribs and a variety of other slow-smoked, fire-grilled and seared meats, along with a full bar. For more information, please visit www.twinpeaksrestaurant.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, the timing and performance of new store openings, future reductions in expenses and our pipeline of new store locations. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Non-GAAP Measures (Unaudited)
This press release includes the non-GAAP financial measures of EBITDA, adjusted EBITDA, Restaurant-Level Contribution and Restaurant-Level Contribution Margin.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. We use the term EBITDA, as opposed to income (loss) from operations, as it is widely used by analysts, investors, and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net loss as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.
Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising losses, impairment charges, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.
Restaurant-Level Contribution represents company-owned restaurant sales less restaurant operating costs, which consist of food and beverage costs, labor and benefits costs and other operating costs. Restaurant-Level Contribution Margin represents Restaurant-Level Contribution as a percentage of company-owned restaurant sales. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are neither required by, nor presented in accordance with GAAP. Restaurant-Level Contribution and Restaurant-Level Contribution Margin are not intended to be measures of free cash flow available for our management’s discretionary use, as these metrics do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Additionally, Restaurant-Level Contribution and Restaurant-Level Contribution Margin exclude general and administrative expenses, advertising expenses, pre-opening expenses and depreciation and amortization on restaurant property and equipment, which are essential to support the operations and development of our company-owned restaurants. The Company is presenting Restaurant-Level Contribution and Restaurant-Level Contribution Margin because it believes that they are important tools for investors and analysts because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance.
Reconciliations of net loss presented in accordance with GAAP to EBITDA, adjusted EBITDA and adjusted net loss are set forth in the tables below.
Investor Relations:
ICR
Michelle Michalski
ir@twinpeaksrestaurant.com

Media Relations:
Destinee Rollins
destinee.rollins@tprest.com
972-342-5902

Twin Hospitality Group Inc. Consolidated Statements of Operations

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 29, 2025		June 30, 2024		June 29, 2025		June 30, 2024
(in thousands)
Revenues
Restaurant sales	$79,625	90.6%	$83,706	91.4%	$158,028	90.3%	$166,995	90.9%
Franchise revenue	8,221	9.4%	7,888	8.6%	16,923	9.7%	16,660	9.1%
Total revenue	87,846	100.0%	91,594	100.0%	174,951	100.0%	183,655	100.0%

Costs and expenses
Restaurant operating costs
Food and beverage costs (1)	21,544	27.1%	22,949	27.4%	42,778	27.1%	45,341	27.2%
Labor and benefits cost (1)	25,287	31.8%	26,411	31.6%	50,539	32.0%	53,020	31.7%
Other operating costs (1)	17,062	21.4%	16,649	19.9%	33,907	21.5%	33,008	19.8%
Occupancy costs (1)	6,342	8.0%	6,599	7.9%	12,668	8.0%	13,233	7.9%
Advertising expense	5,056	5.8%	4,785	5.2%	10,135	5.8%	10,752	5.9%
Pre-opening expense	178	0.2%	64	0.1%	695	0.4%	92	0.1%
General and administrative expense	19,894	22.6%	6,902	7.5%	26,708	15.3%	13,894	7.6%
Depreciation and amortization	4,072	4.6%	5,841	6.4%	10,166	5.8%	11,587	6.3%
Total costs and expenses	99,435	113.2%	90,200	98.5%	187,596	107.2%	180,927	98.5%

Income (loss) from operations	(11,589)	(13.2)%	1,394	1.5%	(12,645)	(7.2)%	2,728	1.5%

Other (expense) income, net
Interest expense	(11,456)	(13.0)%	(12,004)	(13.1)%	(22,278)	(12.7)%	(22,412)	(12.2)%
Other (expense) income, net	142	0.2%	(221)	(0.2)%	173	0.1%	(289)	(0.2)%
Total other expense, net	(11,314)	(12.9)%	(12,225)	(13.3)%	(22,105)	(12.6)%	(22,701)	(12.4)%

Loss before income tax provision	(22,903)	(26.1)%	(10,831)	(11.8)%	(34,750)	(19.9)%	(19,973)	(10.9)%

Income tax provision	(2,119)	(2.4)%	(99)	(0.1)%	(1,854)	(1.1)%	(20)	—%

Net loss	$(20,784)	(23.7)%	$(10,732)	(11.7)%	$(32,896)	(18.8)%	$(19,953)	(10.9)%

(1) As a percentage of company-owned restaurant sales

Twin Hospitality Group Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net loss	$(20,784)	$(10,732)	$(32,896)	$(19,953)
Interest expense, net	11,456	12,004	22,278	22,412
Income tax provision	(2,119)	(99)	(1,854)	(20)
Depreciation and amortization	4,072	5,841	10,166	11,587
EBITDA	(7,375)	7,014	(2,306)	14,026
Equity based compensation	12,552	—	12,552	202
Adjusted EBITDA	$5,177	$7,014	$10,246	$14,228

Twin Hospitality Group Inc. Restaurant-Level Contribution and Restaurant-Level Contribution Margin Reconciliation

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Income (loss) from operations	$(11,589)	$1,394	$(12,645)	$2,728
Less:
Royalties and franchise fees	(5,259)	(5,211)	(10,516)	(10,207)
Plus:
General and administrative expense	19,894	6,902	26,708	13,894
Company-owned restaurant advertising expense	2,094	2,217	3,728	4,299
Depreciation and amortization	4,072	5,841	10,166	11,587
Pre-opening expense	178	64	695	92
Restaurant-level contribution	$9,390	$11,207	$18,136	$22,393
Company-owned restaurant sales	$79,625	$83,706	$158,028	$166,995
Restaurant-Level Contribution Margin	11.8%	13.4%	11.5%	13.4%